UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

ON THE MOVE SYSTEMS CORP.

(Exact name of registrant as specified in charter)

Nevada	000-55079	27-2343603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074

(Address of principal executive offices)

702-990-3271

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 28, 2017, (the “Closing Date”) On the Move Systems Corp. (“OMVS” or the “Registrant”) completed the acquisition of Robotic Assistance Devices, Inc. (“RAD”), a corporation formed pursuant to the laws of the State of Nevada, whereby it acquired all the ownership and equity interest in RAD (“RAD Equity”), which RAD Equity is held by RAD’s sole director, shareholder and CEO, Steve Reinharz (“SR”) (the “Acquisition”).

The terms of the Acquisition are as follows:

(i)	In consideration for the whole of the RAD Equity, OMVS issued to SR:

(ii)	3,350,000 shares of its Series E Preferred Stock; and

(iii)	2,450 shares of its Series F Preferred Stock.

The foregoing summary of the terms of the Acquisition is qualified in its entirety to the disclosure in the Share Purchase Agreement filed herein as Exhibit 10.1, which disclosure is incorporated herein by reference.

Business.

Except as otherwise stated, all references in this Current Report on Form 8-K to the “Company”, “Robotic Assistance Devices”, “RAD”, “we,” “our” and “us” are to the business of Robotics Assistance Devices, Inc. acquired pursuant to the Acquisition.

Incorporation and Prior Business of the Registrant

The Registrant was incorporated in Nevada on March 25, 2010 and reincorporated into Nevada on February 17, 2015 for the purpose of focusing on transportation services and exploring the on-demand logistics market by developing a network of logistics partnerships. The year-end is February 28. The Registrant is located at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074. The telephone number is 702-990-3271.

(i)

The Registrant was in the process of building a shared economy app designed to put independent drivers and brokers together for more efficient pricing and booking, optimized operations and quick delivery turnarounds. The Registrant had signed a letter of intent with a Houston-area software design firm regarding development of such a platform. The app was intended to connect national and local carriers, maximize revenues and reduce costs.

(ii)

On May 10, 2017, the Registrant entered into a binding letter of intent (“Binding LOI”) with Robotic Assistance Devices (RAD - www.roboticassistancedevices.com) to acquire 100% of RAD. Pursuant to the terms of the Binding LOI, RAD and OMVS entered into a definitive agreement and consummated the acquisition.

Current Business of the Registrant

As a result of the closing of the Acquisition described above, the Registrant has succeeded to the business of RAD and has purchased all of the outstanding shares of capital stock of RAD. As a result, the Registrant’s business going forward will consist of the delivery of artificial intelligence and robotic solutions for operational, security and monitoring needs. RAD is initially targeting the security industry which utilizes electronic systems and employs approximately 1.1 million security guards in the US for the purposes of protecting the assets of government, commercial and industrial assets. The RAD robot security guard solution combines the best of both solutions to provide a superior solution at a price that delivers to its clients a ROI.

The Registrant intends to pursue the business of RAD and assume and execute RAD’s business plan as its sole business. See description of business below.

Incorporation and Business of Robotic Assistance Devices

Robotic Assistance Devices was incorporated as a limited liability corporation under the laws of the State of Wyoming on July 26, 2016 and later reincorporated in the State of Nevada as a corporation on July 25, 2017. RAD’s mission is to improve enterprise customer security services while providing significant operating cost reduction through deployment of autonomous robotic systems. RAD’s robots improve an enterprise security services due to advanced technology that is always on, compared to human guarding where it is difficult to maintain non-stop attention in mundane or dangerous guarding roles.

RAD’s robots are designed to integrate into the work of security professionals and are suited to most environments that require security patrol coverage and ‘at-post’ coverage. The RAD solution to improving security combines the physical presence of its proprietary robots with real-time on-site data collection and analysis and a human-machine interface. The Company’s current flagship model, the S5 RADBot™, is an autonomous outdoor security robot, without the need for remote control, providing a visible, force multiplying, physical security presence to help protect assets, monitor changes in the environment and deter and report incidents all while reducing the cost to the client. The robots gather real-time data using a large array of sensors that are easily accessible through a company’s Security Operations Center (SOC) enabling security professionals to review events generated in real time. The Company’s robots are furnished to customers using a Robot-as-a-Service (RaaS) recurring revenue model.

Further information concerning the historical business of Robotic Assistance Devices, the business acquired by the Registrant in the Acquisition, is set forth below.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this Current Report on Form 8-K some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this Current Report on Form 8-K, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause the business not to develop as expected and it is not possible to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, those described in Item 2.01 of this Current Report on Form 8-K under the heading “Risk Factors”, as well as the following:

These forward-looking statements include, among other things, statements relating to:

(i)	RAD’s anticipated cash needs and its estimates regarding its capital expenditures, as well as its capital requirements and need for additional financing;

(ii)	RAD’s ability to identify and retain personnel for its continued business;

(iii)	RAD’s ability to maintain current strategic relationships and develop relationships with new strategic partners;

(iv)	RAD’s competitive position and its expectations regarding competition from other robotic companies; and

(v)	Anticipated trends and challenges in RAD’s business and the markets in which it operates.

INDUSTRY AND MARKET DATA

Robotic Assistance Devices has obtained the industry, market and competitive position data used in this Current Report on Form 8-K from industry journals and publications, data on websites maintained by private and public entities, including independent industry associations, general publications and other publicly available information. Robotic Assistance Devices believes that all of these sources are reliable, but it has not independently verified any of this information and cannot guarantee its accuracy or completeness. These industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information.

References in this Current Report on Form 8-K to research reports or articles should not be construed as depicting the complete findings of the entire referenced report or article, and the information contained in each report or article is not incorporated by reference into this Current Report on Form 8-K.

Overview

Robotic Assistance Devices is a development company that will begin to implement its business plan. The likelihood of success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. The Company’s long-term viability, profitability and growth will depend upon its ability to raise sufficient funds to purchase revenue producing assets and its ability to successfully implement its business plan. As a development stage company, the Company has little or no relevant operating history upon which an evaluation of its performance can be made. Such performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products, services and markets.

Founded in July 26, 2016 in Orange County, California, RAD is a developer of autonomous robotic security services. The Company’s mission is to improve enterprise customer security services while providing significant operating cost reduction through deployment of autonomous robotic systems. RAD’s robots improve an enterprise security services due to advanced technology that is always on, compared to human guarding where it is difficult to maintain non-stop attention in mundane guarding roles.

Unique Opportunity

The development and commercialization of self-driving vehicles, recent advancements in video recognition platforms and reduced battery costs have brought to light an opportunity in the security industry unavailable until this time.

▪	Advanced analytics, driven by technology advances in GPUs, are just entering the market in 2017.

▪	Autonomous driving platforms are in the process of being finalized.

▪	High density energy storage is at historically low prices and falling.

The Company’s robots apply these advances targeting an industry that is ripe for disruption. The security guard industry suffers from low client satisfaction. Security guards ‘punch the clock’ and perform functions that are little more than ‘being there’. Security robots are positioned to provide improved performance and lower costs to create a major disruption that will only be limited by supply.

S5 RADBot™

The Company’s robots are designed to patrol areas autonomously for security intrusion detection. They are designed to outperform human security guards with superior performance at a significantly lower cost. The robots navigate challenging terrains and feature sophisticated systems to avoid people and objects in dynamic outdoor environments. To do this, the robots employ a number of autonomous motion and self-driving technologies, ultrasonic sensors, inertial measurement unit, GPS and wheel encoders. A key feature is how the robot is designed to use energy expeditiously. This is a key technology required so the robot can achieve long mission/patrol times. The robot will gather approximately 1mb of telemetry data per day of operation. Depending on customer needs the robot will collect 75mb of video data per day. All data is accessible for review and analysis through the end users’ SOC. RAD provides a variety of user interfaces that are continuously being upgraded bringing new features online. Clients can recall, review, and save the data for analysis or archival purposes. Clients may also utilize the patrol scheduler feature to schedule periodic or regular patrols during certain times for alternative patrol routes. RAD includes 24/7 robot telemetry monitoring from their California headquarters building. The dimensions of the S5 RADBot™ are as follows: 50” long x 30” wide x 48” at highest point; weight approximately 250lbs.

The robots are designed to be used outdoors in such environments as utility facilities, corporate campuses, hospitals, large parking lots, logistics facilities, college campus, airports, train stations and more. The robots’ primary role is performing sophisticated perimeter intrusion detection functions similar to that of the guarding market. The robots capture MAC addresses, which is an important new security tool.

The robots include several communications features. The units can transfer data over 4G LTE networks and/or Wi-Fi. Each one has an intercom and a long-range paging horn that may be used for two-way communication with security. In addition, one or multiple units may be used as a live broadcast public address system or to deliver pre-recorded messages. They also may have custom sensor packages added at the customer’s request (and extra cost). Examples of custom packages include sensors to measure local conditions such as temperature, pressure, humidity and CO2 levels.

The robots run on rechargeable batteries. They are configured to patrol autonomously for up to 12 hours, following which they are controlled via remote control to a docking station where they recharge for 3 hours before resuming patrol. The machines remain operational during the charging period, providing 24/7 uptime to clients.

The robots can operate with all the major Video Management Systems such as Genetec, Milestone, Sureview and Lenel. This ability to integrate into a client’s existing security systems platform with little to no effort allows for a seamless expansion of the Situational Awareness ability of the enterprise’s SOC. Key goals in the security industry include improving Situational Awareness and acquiring ‘force multiplication’ through the deployment of fixed cameras. The RADBot™, in addition to being an autonomous or mobile surveillance platform, which in and of itself has significant marketable value, further adds functionality by including advanced human detection and two-way voice features. These are critical features of RAD’s platform and a strong distinguishing feature from competitors which use a custom interface requiring operator retraining, a key issue in the high turnover environment of the security guard industry. It is also available as an app for iOS and Android devices.

RAD is debuting advanced analytics using the NVIDIA GPU platform bringing revolutionary human detection features to a moving robotic platform. Once alerted of a triggering event, such as a person spotted during a specific time in a particular location, the robot automatically notifies the SOC allowing authorized users to view the live stream of data and take appropriate action.

RAD’s robots are patent pending custom configured designs featuring state of the art technology produced by SMP Robotics (“SMP”). SMP is an international manufacturer of autonomous mobile robots headquartered in California.

The security robot performs security functions as follows:

▪	Patrols a set route or routes depending on schedule

▪	While on patrol 360 degrees of video are captured in the security robot. This video is an extension of the organizations existing video system, whichever that may be

▪	Security officers and/or the SOC can access the video the security robot ’sees’ at any time

▪	The security robot will alert a guard or the SOC when a human is identified. The robot can automatically announce an alert to the potential intruder and turn to the SOC for two-way voice control

▪	Robot captures license plate information while on patrol (if permitted by client)

▪	The robot offers remote guards and the SOC a variety of additional visualization technology including pan/tilt/zoom cameras and infra-red

▪	Additional custom packages can be added and integrated based on customer request. Examples include thermal cameras and industry specific sensors (for oil & gas, as an example)

The robot’s key features include:

Software and Notifications

▪	NVIDIA-based technology for recognizing humans and activating SOPs

▪	Tap into robot via cellular connectivity for live/recorded video viewing, voice commands and additional functions

▪	Instantly communicate to SOC and/or mobile guards to report incidents

▪	Can be set to report on anomalies that are found on patrol routes

▪	Creates video record of everywhere the robot goes that can be used for forensics

▪	Two-way voice communication with SOC

Tracking

▪	Dashboard software allows current location and historical pathway to be viewed

▪	Failsafe allows robot tracking to remain active even if main power is cut/damaged

Onboard Capability

▪	Autonomous mobile platform with North American surveillance platforms installed locally

▪	Video is recorded and stored locally and is automatically uploaded when robot returns to charging location within Wi-Fi range as determined by client

Patrol Distance and Duration

▪	Robot can patrol approximately 10 miles. Best practices recommend 12-hour patrol/post assignments

▪	Up to 20 hours of operating time depending on configuration

▪	Up to 12 miles of travel depending on configuration

Navigation

▪	Uses information from machine vision learning, multiple GPS platforms and inertial navigation to know where they are and where they are going

▪	Advanced obstacle avoidance system

▪	Robust all-terrain vehicle style chassis and electric driving systems designed with input from a champion ATV driver

▪	Traverse surfaces as diverse as crushed rock and gravel to long grass and 5 inches of water

▪	Greater than 30 degree climbing ability

The RADBot’s advanced features include:

▪	Fixed 360-degree high definition night and day video capture

▪	Pan/tilt/zoom camera allowing close up zooming up to 300’ from robot

▪	Long range audio that can be heard 300” away (depending on ambient conditions)

▪	Two-way intercom/audio

▪	Live streaming and recorded high definition video capabilities

▪	Optional automatic license plate recognition and related analytics/alarms

▪

People detection, which can alert a user in real-time of people detected on their premises, together with 360-degree recorded high-definition video. A user can use the time-stamp of the recording to search through other data detected to assess and better understand other conditions in the area patrolled by the ADM

▪

Optional thermal imaging, which allows for triggered alerts based on temperature. For example, assisting with alerts regarding increased risks of fires (additional equipment available at extra cost upon customer request)

▪	Two-way communication feature may be utilized for both public announcements and avoidance of human physical confrontations with potentially dangerous individuals

▪	Signal detection can be utilized as a rogue router detector for sensitive locations such as a data center

▪	MAC address recording and location stamping

Sales & Marketing Strategy

The Company’s primary target is critical infrastructure locations such as:

▪	Electrical production, distribution and transmission utilities

▪	Water Utilities

▪	First responders

▪	Misc. critical infrastructure including data centers, telecom switch centers and other high value assets

In addition, the Company will also look to target such locations as:

▪	Healthcare campuses

▪	Data Centers & Tech campuses

▪	Misc. campuses - education, misc. critical infrastructure

▪	Government - defense, ports

▪	Municipalities

▪	Aviation - airfields

The Company currently has a sales office in Southern California covering the U.S. and western Canada where it has completed over a dozen presentations to major firms. The sales offices will consist of a qualified personnel and a branded RAD SOC van equipped with a fully loaded demonstration RADBot™.

RAD intends to continue to aggressively establish sales offices throughout North America, collect robot reservations and strategically deploy robots to early adopters that will receive significant ROI and participate in case studies and publicity. The goal is to establish RAD as the incumbent supplier of these robots.

Growth Strategy

Dealerships - The Company will primarily look to rent its robots through dealerships with guarding companies. Guarding companies are cognizant of the fact that failure to adopt new technology will severely impact their business in the future. The guarding partnership model is valuable as it provides RAD with instant access to the largest consumers of guarding services, the Company’s primary target market. After the ISC show in Las Vegas the Company has signed up 5 dealers; WeSecure, Champion Security, Watchman, Reece Security and Clear Cloud Solutions with plans to sign on additional dealers.

Development Partnerships - The Company has been working towards a co-development partnership to provide real-time real-world feedback of its robots and intends to explore other co-development agreements with strategic partners.

Autonomous Charging - The Company expects its robots to have full autonomous charging capabilities in the near future. This will not only significantly increase the size of the Company’s immediate market but allow companies to add security to areas that are either not suitable for humans or cost effective for permanent security. With international labor safety standards becoming more stringent, robots are being deployed in hazardous environments in place of humans. Robots find applications in situations that are dangerous and unsafe for humans to work, such as working in irregular terrains and handling hazardous substances. Robots enable organizations to avoid risks and reduce the number of work accidents.

RADbotTM Essentials - The Company has developed a command and control software which allows complete visualization of the robot, historical pathways and insight into basic robot status. The software not only controls the Company’s robots but can integrate with any new robot entrants as well. It is an open and adaptable software package that enterprise clients can use to manage and control all of their security robots.

Competition and Competitive Strengths

At the moment, the Company is only aware of one competitor which is more focused on crime prevention whereas RAD is more focused on implementing real life security improvements and cost saving measures. RAD is focused on partnering with industry and law enforcement to effect realistic improvements to security while providing a ROI.

As the robotics industry continues to grow one can expect a number of new ventures, start-ups, and university research programs to develop products that could compete with the Company. Some outside of the security industry believe security robots compete against closed-circuit television providers, but cameras do not provide a physical presence, are typically used for forensics after an event, and do not offer a client the plethora of capabilities available in a robotic/SOC combination. The Company believes that having these systems working together provides a more effective approach.

The Company also competes indirectly with private physical security firms that provide clients with security personnel and other security services. There are more than 8,000 such firms in the U.S. alone. The Company’s robots offer clients a significant cost reduction compared to traditional security guards. In addition, the Company’s robots offer significantly more capabilities, such as license plate detection, data gathering, thermal imaging and people detection that are delivered consistently, on a 24/7 basis, without human intervention. In most cases, the Company’s technology complements and improves the operations of traditional security firms.

Subsidiaries

Not applicable.

Legislation and Government Incentives

Not applicable.

Manufacturing

RAD receives the S5 robot from SMP robotics at its facility in Laguna Hills California where it paints and does the final assembly, including, outfitting the S5 robot with Romeo Power battery packs, human detection hardware and software, VMS, dashboard technology and a secure cellular network.

Research and Development

RAD is engaged in several research and development projects related to the commercialization of robotic platforms for the North American markets. These include:

1.

Power - RAD is working with a US-based advanced battery manufacturer on custom battery and battery management system (BMS) solutions designed to provide extended robot life. In addition, the BMS will have unique features for use in the commercial markets as well as integrate to RADs ‘dashboard’ software.

2.

Dashboard software - This proprietary software is the basis of the Company’s ‘quick view’ features and is exclusive to RAD. The Company will continue to expand features and integrations in the coming years.

3.	Human/vehicle/object detection software - RAD is working on several development projects to perfect efficient advanced artificial intelligence powered software for advanced analytics and alarming.

Intellectual Property Protection

There are no patents filed as of the date of the Acquisition. RAD will be filing in the United States various applications for protection of certain aspects of its intellectual property.

Facilities and Employees

RAD’s principal office is located in 23121 La Cadena, Suite B/C, Laguna Hills, California, 92653.

As of August 28, 2017, the Company had 8 employees and 2 consultants.

Environmental Matters

Robotic Assistance Devices is not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving its current operations.

Reports to Security Holders

Prior to the consummation of the Acquisition described in this Item 2.01 to this Current Report on Form 8-K, the Registrant was subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will continue to be subject to the reporting requirements of the Exchange Act on a going forward basis. As such, the Registrant has filed and will file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant. The Registrant will make available free of charge on or through its internet website copies of the Registrant’s annual report on Form 10-K and Form 10-K/A and quarterly reports on Form 10-Q and Form 10-Q/A as applicable, (and any successor forms), Current Reports on Form 8-K, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC.

Description of the Industry

The Security Guard Industry

The outlook for the Private Security Services industry in the U.S. and abroad continues to be upbeat. Worldwide annual spending on private contract security services was estimated at $244 billion for 2016 with the U.S. being the biggest consumer accounting for 26% or $63.44 billion. Security guard services are expected to attract the largest share of overall U.S. security spending through 2019 with security guard and patrol services estimated at $19.4 billion in 2016. According to the Bureau of Labor Statistics there are currently over 1 million security guards employed in the U.S. generating $31.2 billion per year in wages.

U.S. demand for private contracted security services will rise 4.2% annually through 2019 to $66.9 billion. Systems integration and security consulting will be the fastest growing services, while guarding and alarm monitoring will remain dominant. The nonresidential market will remain the largest segment, while the institutional market grows the fastest. The introduction of autonomous security robots will be a major disruptive factor in the years to come.

The Robotics Industry

International Data Corporation (IDC) has identified robotics as one of six Innovation Accelerators that will drive digital transformation by opening new revenue streams and changing the way work is performed. In the new Worldwide Commercial Robotics Spending Guide, IDC forecasts global spending on robotics and related services to grow at a CAGR of 17% from more than $71 billion in 2015 to $135.4 billion in 2019. Such broad-based growth in robotic adoption is being driven by increasing labor costs, shortage of skilled labor, and an increasing emphasis on repeatable quality in conjunction with a reduction in prices of robotic systems and strategic national initiatives. There were over 41,000 professional service robots sold in 2015 valued at $4.6 billion, up 25% from the year before.

The service robotics market is expected to reach $23.90 billion by 2022, growing at a CAGR of 15.18% between 2016 and 2022 with professional service robots holding the largest market share of the service robotics market in 2015. Professional service robotics is currently the most widely developed and deployed application area of service robots in terms of market value. The market is expected to be driven by the increase in demand for logistics applications. However, other emerging professional applications such as telepresence and inspection and maintenance are expected to fuel the overall service robotics market during the forecast period. The security robots market is expected to reach $2.36 billion by 2022, at a CAGR of 8.56% between 2016 and 2022 with North America expected to hold the largest share during this period.

Risk Factors.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE REGISTRANT’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE REGISTRANT OR THAT THE REGISTRANT CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE REGISTRANT’S BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE REGISTRANT’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE REGISTRANT’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Robotic Assistance Devices Business Operations

We are an early stage company and have not yet generated any profits or significant revenues.

Robotic Assistance Devices, Inc. was formed in 2016 and made its first sale in 2016. Accordingly, the Company has a limited history upon which to evaluate its performance and future prospects. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the Company makes significant investments in research, development and product opportunities, and reacts to developments in its market, including purchasing patterns of customers, and the entry of competitors into the market. We cannot assure you that we will generate sufficient revenue to be profitable in the next three years.

We have a limited number of deployments.

The market for advanced physical security technology is relatively new and unproven and is subject to a number of risks and uncertainties. In order to grow our business and extend our market position, we will need to place into service our robots, expand our service offerings, and expand our presence. Our ability to expand the market for our products depends on a number of factors, including the cost, performance and perceived value associated with our products and services. Furthermore, the public’s perception of the use of robots to perform tasks traditionally reserved for humans may negatively affect demand for our products and services. Ultimately, our success will depend largely on our customers’ acceptance that security services can be performed more efficiently and cost effectively through the use of our robots and ancillary services.

We cannot assure you that we will effectively manage our growth.

Robotic Assistance Devices, Inc. expects to continue hiring additional employees. The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As the Company continues to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may not be adequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

Our costs may grow more quickly than our revenues, harming our business and profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings, expand production capabilities and hire additional employees. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory, marketing and product deployments as well as costs of customer support in the field. Our expenses may be greater than we anticipate which would have a negative impact on our financial position, assets and ability to invest further in the growth and expansion of our business.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Robotic Assistance Devices, Inc. currently depends on the continued services and performance of key members of its management team, in particular, its founder and CEO, Steven Reinharz, and Chief Technology Officer Aziz Sekander. If we cannot call upon them or other key management personnel for any reason, our operations and development could be harmed. The Company has not yet developed a succession plan. Furthermore, as the Company grows, it will be required to hire and attract additional qualified professionals such as accounting, legal, finance, production, service and engineering experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.

Robotic Assistance Devices, Inc. relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. The Company will be filing in the United States various applications for protection of certain aspects of its intellectual property. However, third parties may knowingly or unknowingly infringe our proprietary rights, may challenge proprietary rights held by us and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we intend to operate in the future. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we are taking measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those of Robotic Assistance Devices, Inc. and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have an adverse effect on our business and financial results.

Our financial results will fluctuate in the future, which makes them difficult to predict.

Robotic Assistance Devices, Inc. financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon the Company’s past financial results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

▪	Robotic Assistance Devices, Inc. ability to maintain and grow its client base;

▪	Our clients may suffer downturns, financial instability or be subject to mergers or acquisitions;

▪	The development and introduction of new products by Robotic Assistance Devices, Inc. or its competitors;

▪	Increases in marketing, sales, service and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

▪	Robotic Assistance Devices, Inc. ability to maintain gross margins and operating margins;

▪	Changes affecting our suppliers and other third-party service providers;

▪	Adverse litigation judgments, settlements, or other litigation-related costs; and

▪	Changes in business or macroeconomic conditions including regulatory changes.

We have limited experience in operating our machines in crowded environments and increased interactions may lead to collisions, possible liability and negative publicity.

Our robots operate autonomously in environments that are surrounded by various moving and stationary physical obstacles and by humans. Such environments are prone to collisions, unintended interactions and various other incidents, regardless of our technology. Therefore, there is a possibility that our machines may be involved in a collision with any number of such obstacles. Our machines contain a number of advanced sensors that effectively prevent any such incidents and are intended to stop any motion at the detection of intervening objects. Nonetheless, real-life environments, especially those in crowded areas, are unpredictable and situations may arise in which the machines may not perform as intended. Recent highly publicized incidents of autonomous vehicle and human interactions have focused consumer attention on the safety of such systems.

There can be no assurance that a collision, with property or with humans, will not occur, which could damage the robot, or lead to personal injury or property damage and may subject us to lawsuits. Moreover, any such incident, even without damage, may lead to adverse publicity for us. Such lawsuits or adverse publicity would negatively affect our brand and harm our business, prospects, financial condition and operating results.

Economic factors generally.

The Company is subject to the general risks of the marketplace in which the Company does business. Moreover, the results of operations of the Company will depend on a number of factors over which the Company will have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on the Company’s business. For these and other reasons, no assurance of profitable operations can be given.

Risks Associated with Our Industry

We may face additional competition.

We are aware of a number of other companies that are developing physical security technology in the U.S. and abroad that may potentially compete with our technology and services. These or new competitors may have more resources than us or may be better capitalized, which may give them a significant advantage, for example, in offering better pricing than the Company, surviving an economic downturn or in reaching profitability. We cannot assure you that we will be able to compete successfully against existing or emerging competitors. Additionally, existing private security firms may also compete on price by lowering their operating costs, developing new business models or providing other incentives.

Our ability to operate and collect digital information on behalf of our clients is dependent on the privacy laws of jurisdictions in which our machines operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets.

Our robots collect, store and analyze certain types of personal or identifying information regarding individuals that interact with the machines. While we maintain stringent data security procedures, the regulatory framework for privacy and security issues is rapidly evolving worldwide and is likely to remain uncertain for the foreseeable future. Federal and state government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, which in turn affect the breadth and type of features that we can offer to our clients. In addition, our clients have separate internal policies, procedures and controls regarding privacy and data security with which we may be required to comply. Because the interpretation and application of many privacy and data protection laws are uncertain, it is possible that these laws may be interpreted or applied in a manner that is inconsistent with our current data management practices or the features of our products. If so, in addition to the possibility of fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could have an adverse effect on our business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of our products, particularly in certain industries and foreign countries. If we are not able to adjust to changing laws, regulations, our business may be harmed.

Risks Related to the Common Stock

Capital requirements

To the extent that the cash flow from operations are insufficient to fund the Company’s operations, we will be required to raise additional capital through equity or debt financing. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve significant restrictive covenants. The Company’s failure or inability to raise capital when needed could have a material adverse effect on the Company’s business, financial condition and results of operations. There can be no assurance that such financing will be available on terms satisfactory to the Company, if at all.

The Company may conduct further offerings in the future, in which case your shareholdings will be diluted

The Company may rely on equity sales of common stock to fund operations. The Company may conduct further equity and/or convertible debt offerings in the future to finance operations or other projects that it decides to undertake. If common stock is issued in return for additional funds, or upon conversion or exercise of outstanding convertible debentures or warrants, the price per share could be lower than that paid by existing common stockholders. The Company anticipates continuing to rely on equity sales of common stock and issuances of convertible debt and/or warrants convertible or exercisable into shares of common stock in order to fund its business operations. If the Company issues additional shares of common stock, your percentage interest in the Company will be lower. This condition, often referred to as “dilution”, could result in a reduction in the per share value of your shares of common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of our common stock may prevent you from being able to sell your shares of our common stock at prices equal to or greater than your purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

▪	our operating and financial performance and prospects;

▪	our quarterly or annual earnings or those of other companies in our industry;

▪	the public’s reaction to our press releases, other public announcements and filings with the Securities and Exchange Commission;

▪	changes in earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industry;

▪	strategic actions by us or our competitors;

▪	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

▪	changes in accounting standards, policies, guidance, interpretations or principles;

▪	changes in general economic conditions in the U.S. and global economies or financial markets, including such changes resulting from war or incidents of terrorism; and

▪	sales of our common stock by us or members of our management team.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. Hence, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

The Company does not anticipate paying dividends in the future

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, its shareholders will not be able to receive a return on shares of common stock unless they sell them. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Financial Information.

The disclosure included in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information concerning Robotic Assistance Devices, Inc. operating results and financial condition. This discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and accompanying notes included elsewhere in this Current Report on Form 8-K, including the financial statements of the acquired business for the year ended December 31, 2016 and the 6 month period ending June 30, 2017 and the as well as pro forma financial statements showing the effect of the Acquisition which are filed as Exhibits to this Current Report on Form 8-K. The Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Some sections of this discussion and analysis contain forward-looking statements that, because of their nature, necessarily involve a number of known and unknown risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. The Company’s actual and future results could therefore differ materially from those indicated or underlying these forward-looking statements. In evaluating these statements, you should consider various factors, including the risks discussed below, and, from time to time, in other reports filed with the SEC. See “Risk Factors” and “Forward-Looking Statements”.

Although the Company deems the expectations reflected in these forward-looking statements to be reasonable, the Company cannot provide any guarantee as to the materialization of the expectations reflected in these forward-looking statements.

OVERVIEW

Robotics Assistance Devices, Inc. is a developer of autonomous robotic security services. The Company’s mission is to improve enterprise customer security services while providing significant operating cost reduction through deployment of autonomous robotic systems. RAD’s robots improve an enterprise security services due to advanced technology that is always on, compared to human guarding where it is difficult to maintain non-stop attention in mundane guarding roles.

RAD’s robots are designed to integrate into the work of security professionals and are suited to most environments that require security patrol coverage. The RAD solution to improving security combines the physical presence of its proprietary robots with real-time on-site data collection and analysis and a human-machine interface. The Company’s current flagship model, the S5 RADBot™, is an autonomous outdoor security robot, without the need for remote control, providing a visible, force multiplying, physical security presence to help protect assets, monitor changes in the environment and deter and report incidents all while reducing the cost to the client. The robots gather real-time data using a large array of sensors that are easily accessible through a company’s SOC enabling security professionals to review events generated in real time. The Company’s robots are furnished to customers using a RaaS recurring revenue model.

Recent Developments

As described above, on August 28, 2017 the Registrant closed on the acquisition of RAD.

Plan of Operation

The Company plans to ramp up operations in order to commence production and delivery of its robots.

Results of Operation

RAD is a newly formed company and as such has minimal revenues. For the 6 month period ending June 30, 2016 revenues were $2029. Operating expenses to date have been primarily general and administrative and research and development amounting to $503,643 and $1873 for the 6 month period ending June 30, 2017 respectively. The Company had a net loss of ($81,104) for the year ended December 31, 2016 and ($558,248) for the 6 month period ending June 30, 2017

Liquidity and Capital Resources

The Company had cash and cash equivalents of 21,886 as of June 30, 2017.  The Company intends to raise capital to fund ongoing operations.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Security Ownership of Beneficial Owners and Management.

The following table sets forth certain information as of August 28, 2017, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares of common stock of the Registrant, each director, each executive officer named in the “Summary Compensation Table” and all executive officers and directors of the Registrant as a group, and sets forth the number of shares of common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock Owned	Number of Preferred Series E Shares Owned	Percentage of Voting Shares Owned

Steve Reinharz *	0.0	0%	3,350,000	51.3%

Garett Parsons, CEO **	0.0	0%	1,000,000	15.3%

David LaMountain	6,400,000	8.92%	0	0%

All directors and executive officers as a group (1) person.	—	0%	1,000,000	15.3%

__________

* Pursuant to the terms of the SPA, Mr. Reinharz owns 3,350,000 shares of our Series E Preferred Stock representing 51.3% voting control and 2,450 of our Series F Preferred Stock.

** Mr. Parsons owns 1,000,000 shares of our Series E Preferred Stock representing 15.3% voting control and 1,000 shares of our Series F Preferred Stock.

Directors and Executive Officers.

The current directors and executive officers of the Registrant are as follows:

Name	Age	Position
Garett Parsons	34	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. There is no family relationship between any of the Registrant’s directors or executive officers. As at August28, 2017, there was no known litigation pending or active against any of the Registrant’s directors or executive officers. None of the Registrant’s directors or executive officers has served as a general partner or executive officer of any company that has filed, or has had filed against it, any petition for bankruptcy, either at the time such filing was made or during the preceding two years.

Set forth below is certain biographical information for the Registrant’s current directors and executive officers and certain persons whom the Registrant has identified as key personnel, including a summary description of the principal occupation and business experience of each of the Registrant’s directors and executive officers for at least the last five years.

Directors and Executive Officers

Garett Parsons

Mr. Parsons has over 10 years of financial consulting experience for both private and public equity markets, Mr. Parsons has much experience in the field of asset valuation, funding structures and public release document generation. His education includes a Bachelor of Arts in Political Science/ Economics from California State University Sacramento, Sacramento, Ca. and Associate of Arts in Liberal Studies/ Business San Joaquin Delta College and West Hills College, Stockton/ Coalinga Ca.

Executive Compensation.

Mr. Parsons is paid $24,000 per year for his services to the Registrant. He does not have a written employment agreement with the Registrant.

The table below summarizes all compensation awards to, earned by, or paid to the Registrant’s named executive officer for all service rendered in all capacities to the Registrant for the fiscal years ended February 28, 2017 and 2016.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Garett Parsons	2017	2,000	—	—	—	—	—	—	2,000
Chief Executive	2016	—	—	—	—	—	—	—	—
Officer

Robert Wilson	2017	120,000	—	—	—	—	—	—	120,000
Former Chief	2016	108,461	—	—	—	—	—	—	108,461
Executive Officer

Executive Employment Agreements

None of our executive officers is subject to employment agreements, but the Registrant may enter into such agreements with them in the future. The Registrant has no plans providing for the payment of any retirement benefits.

Long-Term Incentive Plans

The Registrant currently has no long-term incentive plans.

Stock Option Plans

The Registrant currently has no stock option or other equity incentive plans.

Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

Other than as disclosed in the above, none of the following parties has had, since the beginning of the Registrant’s last fiscal year, any material interest, direct or indirect, in any transaction with the Registrant or in any presently proposed transaction that has or will materially affect the Registrant:

▪	Any directors or executive officers;

▪	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

▪	Any promoters; and

▪	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Director Independence

The Registrant does not currently have any independent directors and does not anticipate appointing additional directors in the foreseeable future. If the Registrant engages further directors and officers, however, the Registrant plans to develop a definition of independence.

Legal Proceedings.

On October 12, 2015, the Registrant received notice that it had been sued in the United States District Court for the Central District of California. The plaintiff alleged that the Registrant obtained certain trade secrets through a third party also named in the suit. The case was dismissed in December 2015 for lack of jurisdiction.

In February 2016, the Registrant received notice that it was being sued in the Clark County District Court of Nevada. The plaintiff alleged that we obtained certain trade secrets through a third party also named in the suit. We believe the suit is without merit and intend to vigorously defend it. An Arbitration was conducted on May 9, 2017, Plaintiff filed a Notice of trial de Novo, seeking a review of the merit dismissal. It is counsel’s opinion that this Trial de Novo is without merit and the Registrant should prevail.

Market Price of and Dividends on Common Equity and Related Stockholder Matters.

Market Information and Price

The Registrant’s common stock began trading on the “Over the Counter” Bulletin Board (“OTC”) under the symbol “OMVS” in June 2011. The following table sets forth, for the period indicated, the prices of the common stock in the over-the-counter market, as reported and summarized by OTC Markets Group, Inc. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions. There is an absence of an established trading market for the Registrant’s common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

	High	Low
Period ended July 31, 2017	$0.04	$0.19
Period ended June 30, 2017	$0.03	$0.11
Quarter ended May 31, 2017	$0.08	$0.02

Fiscal Year Ended February 28, 2017
Quarter ended February 28, 2017	$0.02	$0.00
Quarter ended November 30, 2016	$0.10	$0.01
Quarter ended August 31, 2016	$0.20	$0.07
Quarter ended May 31, 2016	$0.50	$0.14

Fiscal Year Ended February 29, 2016
Quarter ended February 29, 2016	$0.72	$0.09
Quarter ended November 30, 2015	$1.70	$0.43
Quarter ended August 31, 2015	$4.76	$0.25
Quarter ended May 31, 2015	$11.04	$0.55

Dividends

To date, the Registrant has not paid dividends on shares of its common stock and does not expect to declare or pay dividends on shares of its common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, the Registrant’s financial condition, and other factors deemed relevant by the Board of Directors.

Common Stock

The Registrant is authorized to issue 480,000,000 shares of common stock, with a par value of $0.001. There were 97,087,887 shares of common stock issued and outstanding as of August 28, 2017. All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Registrant, the holders of common stock will share equally in any balance of the Registrant’s assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of the Registrant’s common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the Board of Directors from funds legally available.

The Registrant’s Articles of Incorporation, Bylaws, and the applicable statutes of the state of Nevada contain a more complete description of the rights and liabilities of holders of the Registrant’s securities.

For the period ended May 31, 2017, there was no modification of any instruments defining the rights of holders of the Registrant’s common stock and no limitation or qualification of the rights evidenced by the Registrant’s common stock as a result of the issuance of any other class of securities or the modification thereof.

On March 5, 2015, the Registrant effected a 500-for-1 reverse split, upon reincorporation in Nevada. Each common shareholder received one common share in the Nevada company for every 500 common shares they held in the Florida company. Fractional shares were rounded up, and each share shareholder received at least 5 shares.

Non-cumulative voting

Holders of shares of the Registrant’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Registrant’s directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows the number of shares of common stock that could be issued upon exercise of outstanding options and warrants, the weighted average exercise price of the outstanding options and warrants, and the remaining shares available for future issuance as of the period ended May 31, 2017.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders.	—	—	9,000

Equity compensation plans not approved by security holders.	—	—	—

Total	—	—	9,000

Preferred Stock

The Registrant is authorized to issue up to 20,000,000 shares of $0.001 par value preferred stock. The board of directors is authorized to designate any series of preferred stock up to the total authorized number of shares.

Series E Preferred Stock

The board of directors has designated 4,350,000 shares of Series E preferred stock. As of the date of this report, there are 4,350,000 shares of Series E preferred stock outstanding. The Series E preferred stock ranks subordinate to the Registrant’s common stock. The Series E preferred stock is non-redeemable, does not have rights upon liquidation of the Registrant and does not receive dividends. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock. As a result, the collective holders of Series E preferred stock as a group hold 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders, on a prorated basis.

Series F Preferred Stock

The board of directors has designated 4,350 shares of Series F convertible preferred stock with a face value of $1.00 per share. As of the date of this report, there are 3,450 shares of Series F convertible preferred stock outstanding. The Series F convertible preferred stock is non-redeemable, does not have rights upon liquidation of the Registrant, does not have voting rights and does not receive dividends. The holder may, at any time and from time to time convert all, but not less than all, of its shares of Series F convertible preferred stock into a number of fully paid and non-assessable shares of common stock determined by multiplying the number of issued and outstanding shares of common stock of the Registrant on the date of conversion by three and 45 100ths (3.45). So long as any Series F convertible preferred stock are outstanding, the Registrant shall not, without first obtaining the approval of the majority of the holders: (a) alter or change the rights, preferences or privileges of any capital stock of the Registrant so as to affect adversely the Series F convertible preferred stock; (b) create any Senior Securities; (c) create any pari passu Securities; (d) do any act or thing not authorized or contemplated by the Certificate of Designation which would result in any taxation with respect to the Series F convertible preferred stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

Series G Preferred Stock

The board of directors has designated 100,000 shares of Series G preferred stock. As of the date of this report, there are no shares of Series G preferred stock outstanding. The Series G preferred stock does not have voting rights, does not have rights upon liquidation of the Registrant and does not receive dividends.  Shares of Series G preferred stock may be redeemed at the Registrant’s option at $1,000 per share.

Recent Sales of Unregistered Securities

The information provided in response to Item 3.02 of this report is incorporated herein by reference.

ON THE MOVE SYSTEMS CORP.

CONSOLIDATED STATEMENT OF CHANGE IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

			Series E		Series F		Additional
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

BALANCE, February 28, 2017	17,656,844	$17,657	1,000,000	$1,000	1,000	$1,000	$(41,477,284)	$26,198,135	$(15,259,492)

Common stock issued for debt conversion	22,664,960	22,665	—	—	—	—	61,111	—	83,776
Common stock canceled	(600,000)	(600)	—	—	—	—	—	—	(600)
Release of derivative liability on conversion of convertible notes payable	—	—	—	—	—	—	732,931	—	732,931
Net loss	—	—	—	—	—	—	—	(3,780,193)	(3,780,193)

BALANCE, May 31, 2017	39,721,804	$39,722	1,000,000	$1,000	1,000	$1,000	$(40,683,242)	$22,417,942	$(18,223,578)

Each issuance of securities was issued without registration in reliance of the exemption from registration Section 3(a)9 of the Securities Act of 1933.

Indemnification of Directors and Officers.

The Registrant’s officers and directors are indemnified as provided by the relevant provisions of the Nevada Revised Statutes (the “NRS”), as well as of the Registrant’s Bylaws (a copy of which is attached as an exhibit to this Current Report on Form 8-K).

Chapter 78 of the NRS, pertaining to private corporations, provides that the Registrant is required to indemnify its officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of their service in that capacity, including criminal, civil, administrative or investigative actions and actions brought by or on the Registrant’s behalf.

Chapter 78 of the NRS further provides that the Registrant is permitted to indemnify its officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on the Registrant’s behalf, even if they are unsuccessful in defending that action, if the officer or director:

▪	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

▪

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

provided, however, that with respect to actions brought by or on the Registrant’s behalf against its officers or directors, the Registrant is not permitted to indemnify its officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless, and only to the extent that, a court determines that the officers or directors are entitled to be so indemnified.

The Registrant’s Bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law; provided, however, that the Registrant may modify the extent of such indemnification by individual contract; and, provided, further, that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law; (b) the proceeding was authorized by the Registrant’s Board of Directors; (c) is provided by the Registrant, in our sole discretion, pursuant to the powers vested in the Registrant pursuant to Nevada law; or (d) is required to be made pursuant to the Bylaws.

The Registrant’s Bylaws, as well as the NRS, further provide that the Registrant is permitted, but not required, to purchase and maintain insurance on behalf of the Registrant’s officers or directors, regardless of whether the Registrant has the authority to indemnify them against such liabilities or expenses.

Financial Statements and Supplementary Data.

The disclosure included in Item 9.01 of this Current Report on Form 8-K and the exhibits filed herewith are incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Changes in Accounts

None.

Disagreements with Accountants

There were no disagreements with accountants on accounting and financial disclosures for the period ended May 31, 2017 and the years ended February 29, 2017, 2016 and 2015.

Item 3.02 Unregistered Sales of Equity Securities.

At the closing of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, on August 28, 2017, and in consideration for all of the RAD Shares purchased in the Acquisition, the Registrant issued 3,350,000 shares of its Series E preferred stock and 2,450 shares of its Series F preferred stock to the Seller. In connection with the foregoing, the Registrant relied upon the exemption from registration under the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission thereunder, in reliance upon Section 4(a)(2) thereof and Regulation D thereunder.

The information provided in response to Item 2.01 of this report is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information provided in response to Item 2.01 of this report is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of the Registrant.

The disclosures regarding the SPA under Item 2.01 above, resulting in a change of control of the Registrant are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 31, 2017, the Registrant issued the press release furnished herewith as Exhibit 99.3 to announce the closing of the Acquisition.

The information contained in this Item 7.01 and in Exhibit 99.3 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of businesses acquired.

The audited financial statements of Robotic Assistance Devices Inc. for the period July 26, 2016 to December 31, 2016 and the 6 month period ended June 30, 2017 are filed herewith.

(b)  Pro forma financial information.

Pro forma financial information showing the effects of the acquisition are filed herewith.

(c)  Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of On the Move Systems Corp. (1)

3.2	By-laws of On the Move Systems Corp. (2)

10.1	Stock Purchase Agreement, dated August 28, 2017, by and among On the Move Systems Corp., Steve Reinharz and Robotic Assistance Devices Inc.

99.1	The audited financial statements of Robotic Assistance Devices Inc. for the period July 26, 2016 to December 31, 2016 and the 6 month period ended June 30, 2017 are filed herewith.

99.2	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations.

99.3	Press Release, dated August 31, 2017

__________

(1)	Incorporated by reference of our Form DEF 14C file with the Securities and Exchange Commission on February 11, 2015.
(2)	Incorporated by reference to our Form S-1 filed with the Securities and Exchange Commission on August 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON THE MOVE SYSTEMS CORP.

By: /s/ Garett Parsons

Garett Parsons

President and Chief Executive Officer

Date: August 31, 2017